UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   March 21, 2006

FactSet Research Systems Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7
Norwalk, Connecticut 06851
(Address of principal executive offices)

(203) 810-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On March 21, 2006, FactSet Research Systems Inc. issued a press release announcing its financial results for the three and six months ended February 28, 2006. The press release is attached as Exhibit 99.1 to this report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

                      (c)     Exhibits

Exhibit
No.	Description
–––––	––––––––––––––––––––––––––––––
99.1	Press Release of FactSet Research Systems Inc. dated March 21, 2006

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)
By:

Date:	March 21, 2006	/s/ PETER G. WALSH
––––––––––––––––––––––––––––––––––
Peter G. Walsh
Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT 99.1

EXHIBIT INDEX

Exhibit
No.	Description of Document
–––––	––––––––––––––––––––––––––––––––––––––––––––––––––––––––
99.1	Press Release of Registrant, dated March 21, 2006 reporting the results of operations for the Registrant’s second fiscal quarter ended February 28, 2006.

FactSet Research Systems Inc.
601 Merrit 7
Norwalk, Connecticut 06851
203.810.1000 / 203.810.1001 Fax
Contact:
Peter Walsh
FactSet Research Systems Inc.
203.810.1000

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Reports Earnings per Share of $0.38 for the Second Quarter of Fiscal Year 2006

Norwalk, Connecticut - March 21, 2006 - FactSet Research Systems Inc. (NYSE: FDS), a major supplier of computer-based financial and economic data to the investment community, today announced its results for the second quarter of fiscal 2006.

For the quarter ended February 28, 2006, revenues increased to $93.7 million, up 22.5% compared to the prior year period. GAAP operating income for the second quarter rose to $29.6 million from $27.0 million in the same period of fiscal 2005. GAAP net income advanced to $19.2 million. This compares to GAAP net income of $17.2 million a year ago. GAAP diluted earnings per share increased to $0.38, up from $0.34 in the same period of fiscal 2005.

GAAP financial measures including operating income, net income, and diluted earnings per share have been adjusted to exclude charges related to stock-based compensation and incremental expenses incurred in the UK real estate consolidation. Non-GAAP operating income for the quarter was $31.9 million, up 17.9%. Non-GAAP net income advanced 21.5% to $20.9 million and non-GAAP diluted earnings per share increased 20.6% to $0.41. A reconciliation between GAAP and non-GAAP financial measures is presented on page 8 of this press release.

Consolidated Statements of Income (Condensed and Unaudited)

	Three Months Ended			Six Months Ended
	February 28,			February 28,
(In thousands, except per share data)	2006	2005	Change	2006	2005	Change
Revenues	$93,665	$76,472	22.5%	$183,319	$150,535	21.8%
Total operating expenses	64,021	49,440	29.5	126,272	97,658	29.3
Income from operations	29,644	27,032	9.7	57,047	52,877	7.9
Net Income	19,242	17,170	12.1	38,437	33,567	14.5
Diluted earnings per common share	$0.38	$0.34	11.8	$0.76	$0.67	13.4
Diluted weighted average common shares	50,767	50,397		50,308	50,213

“FactSet continued to prosper in the second quarter,” said Philip A. Hadley, Chairman and CEO. “Broad-based growth is the underlying factor behind our performance. We’ve continued to invest in the development of a wide range of products to meet the needs of a global client base. The success of this strategy is reflected in our results.”

Second Quarter Financial Highlights
Subscriptions increased $18.4 million during the quarter and totaled $380.3 million at quarter end. On a constant currency basis and excluding the acquisition of europrospectus.com Limited, the subscription increase was $15.0 million. Of this total, subscriptions from FactSet’s domestic operations were $270.2 million, while overseas operations were $110.1 million. Clients totaled 1,666, including those acquired from europrospectus. Excluding europrospectus, client count was 1,646 at February 28, a net increase of 32 clients for the quarter. Users rose to 27,700 professionals. FactSet’s client retention rate continued to be above 95%. “Subscriptions” at any given point in time represent the forward-looking revenues for the next 12 months from all subscription services currently being supplied to clients.

Other operational highlights of the second quarter of fiscal 2006 include:

•	Revenues from FactSet’s European and Pacific Rim operations were $21.6 million and $4.9 million, up 28.0% and 32.1% respectively, from the same period a year ago.
•	Demand for FactSet’s PA Workstation application continued to rise, with 446 clients consisting of 3,600 users, subscribing to this service as of February 28, 2006.
•	On January 5, 2006, the executors of the estate of Howard E. Wille sold effectively all of its position in the company’s common stock. Mr. Wille, a founder of FactSet, passed away on September 6, 2005. At that date, he owned approximately 11% of FactSet common stock.

Year-to-Date Results of Operations
For the six months ended February 28, 2006, revenues increased 21.8% to $183.3 million and GAAP operating income rose 7.9% to $57.0 million. GAAP net income grew 14.5% to $38.4 million while GAAP diluted earnings per share increased 13.4% to $0.76.

For the six months ended February 28, 2006, non-GAAP operating income advanced 16.9% to $61.8 million and non-GAAP net income increased 19.6% to $40.1 million. Non-GAAP diluted earnings per share increased 17.9% to $0.79 during the first half of fiscal 2006 as compared to the same period a year ago. A reconciliation between GAAP and non-GAAP financial measures is presented on page 9 of this press release.

Recent Events and Business Outlook
The following forward-looking statements reflect FactSet’s expectations as of March 21, 2006. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

On February 17, 2006, FactSet acquired all the outstanding share capital of europrospectus.com Limited for $7.5 million in cash. europrospectus provides access to equity, fixed income and derivatives prospectuses. The impact from this acquisition on the financial results for the second quarter was immaterial in all respects. The company is headquartered in England and supported by approximately 25 employees. The acquisition increased subscriptions at February 28 by $3.2 million and is expected to reduce diluted earnings per common share by $0.01 over the next 12 months.

On January 19, 2006, FactSet announced that FactSet Europe Limited agreed to lease space to serve as the new headquarters for FactSet’s London-based operations. The new location will be governed by a 15-year lease with an option to extend for an additional 10 years. FactSet will consolidate its four London-based offices into one, new location. FactSet continues to occupy its existing leased office space until the new facility is ready for occupancy in the summer of 2006. As a result, incremental expenses primarily representing a significant short-term redundancy of leased office space will be incurred. Incremental expenses from this action were $0.3 million during the second quarter and are expected to range between $1.7 million and $1.9 million over the remaining six months of the fiscal year. Approximately $0.6 million of the remaining incremental expenses should be incurred during the third fiscal quarter and approximately $1.2 million incurred during the fourth quarter.

Third Quarter Fiscal 2006 Expectations
•	Revenues are expected to range between $95.0 million and $97.0 million.

•	Operating margins are expected to range between 31% and 33%, including the impact from SFAS 123(R). Excluding stock-based compensation expense between $1.8 million and $2.1 million and redundant London occupancy costs of $0.6 million, operating margins would be between 33% and 35%.
•	The effective tax rate is expected to range between 36.3% and 36.8%.

Full Year Fiscal 2006
•	Capital expenditures should total approximately $18 million to $22 million and includes the build out of the new headquarters for FactSet’s London-based operations.

Forward looking statements
This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like “expected,” “anticipates,” “plans,” “intends,” “projects,” “should,” “indicates,” “continues,” “subscriptions” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the ability to integrate newly acquired companies; the ability to hire qualified personnel; maintenance of the Company’s leading technological position; the impact of global market trends on the Company’s revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

About non-GAAP Financial Measures
GAAP financial measures including income from operations, net income, diluted earnings per common share and cash flows provided by operating activities have been adjusted to exclude charges related to stock-based compensation, incremental expenses incurred in the UK real estate consolidation, a gain from the sale of company-owned real estate and a tax benefit from the closure of previously filed tax returns. FactSet’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our financial results and investors benefit from referring to these non-GAAP financial measures in assessing FactSet’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons to FactSet’s historical performance and to our competitors’ operating results.

FactSet uses the following measures defined as non-GAAP financial measures by the SEC including non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP cash flows from operations. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables on page 8 of this release captioned “Reconciliation of GAAP and non-GAAP Financial Measures ”.

Conference Call
The Company will host a conference call today, March 21, 2006 at 11:00 a.m. (EST) to review the second quarter fiscal 2006 earnings release. To listen, please visit the investor relations section of the Company's website at www.factset.com.

About FactSet
FactSet Research Systems Inc. is a leading provider of global financial and economic information, including fundamental data on tens of thousands of companies worldwide. Combining more than 200 databases into its own dedicated online service, the Company also provides the tools to download, combine and manipulate the data for investment analysis.

The Company, headquartered in Norwalk, Connecticut, was formed in 1978 and now conducts operations, along with its affiliates, from more than twenty-two locations worldwide, including Boston, New York, Chicago, San Mateo, London, Frankfurt, Paris, Tokyo, Hong Kong, and Sydney.

FactSet Research Systems Inc.
Consolidated Statements of Financial Condition
	February 28,	August 31,
	2006	2005
(In thousands)	(unaudited)
ASSETS
Cash and cash equivalents	$ 72,948	$ 59,457
Investments	17,261	16,566
Receivables from clients and clearing brokers, net	58,918	54,029
Deferred taxes	5,474	5,277
Other current assets	2,806	3,819
Total current assets	157,407	139,148
Property, equipment and leasehold improvements, net	52,529	52,359
Goodwill	135,098	110,793
Intangible assets, net	45,160	41,660
Deferred taxes	1,827	722
Other assets	2,487	2,847
Total assets	$394,508	$347,529
	=======	=======
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$ 21,450	$ 20,400
Accrued compensation	10,431	18,726
Deferred fees	21,073	17,835
Dividends payable	2,434	2,417
Taxes payable	9,358	4,307
Notes payable	1,665	– –
Total current liabilities	66,411	63,685
Deferred taxes	8,518	6,657
Deferred rent and other non-current liabilities	9,483	9,079
Total liabilities	84,412	79,421

Stockholders’ Equity:
Common stock	548	545
Capital in excess of par value	111,721	98,989
Retained earnings	339,227	305,636
Treasury stock	(137,507)	(136,820)
Accumulated other comprehensive loss	(3,893)	(242)
Total stockholders’ equity	310,096	268,108
Total liabilities and stockholders’ equity	$394,508	$347,529
	=======	=======

FactSet Research Systems Inc.
Consolidated Statements of Income
	Three Months Ended		Six Months Ended
	February 28,		February 28,
(In thousands, except per share data and unaudited)	2006	2005	2006	2005

Revenues	$93,665	$76,472	$183,319	$150,535

Operating expenses
Cost of services	28,542	21,293	55,810	43,300
Stock-based compensation expense	580	– –	1,376	– –
Total cost of services	29,122	21,293	57,186	43,300

Selling, general and administrative	33,604	28,147	66,049	54,358
Stock-based compensation expense	1,295	– –	3,037	– –
Total selling, general and administrative	34,899	28,417	69,086	54,358

Total operating expenses	64,021	49,440	126,272	97,658

Income from operations	29,644	27,032	57,047	52,877

Other income	562	216	2,264	384

Income before income taxes	30,206	27,248	59,311	53,261

Provision for income taxes	10,964	10,078	20,874	19,694

Net income	$19,242	$17,170	$38,437	$33,567
	======	======	======	======
Basic earnings per common share	$0.40	$0.36	$0.79	$0.70
	====	====	====	====
Diluted earnings per common share	$0.38	$0.34	$0.76	$0.67
	====	====	====	====
Weighted average common shares (Basic)	48,569	48,001	48,471	47,797
	=====	=====	=====	=====
Weighted average common shares (Diluted)	50,767	50,397	50,308	50,213
	=====	=====	=====	=====

FactSet Research Systems Inc.
Consolidated Statements of Cash Flows	Six Months Ended
	February 28,
(In thousands and unaudited)	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$38,437	$33,567
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	11,432	9,081
Stock-based compensation expense	4,413	– –
Deferred incomes taxes	(2,230)	112
Gain on sale of company-owned real estate	(1,342)	– –
Changes in assets and liabilities, net of effects of acquisitions
Receivables from clients and clearing brokers, net	(3,377)	(17,134)
Accounts payable and accrued expenses	(1,084)	(5,643)
Accrued compensation	(8,806)	(6,451)
Deferred fees	703	1,048
Taxes payable	3,156	(6,421)
Landlord contributions	84	500
Other working capital accounts, net	2,059	4,432
Income tax benefits from stock option exercises	– –	5,192
Net cash provided by operations	43,445	18,283

CASH FLOWS FROM INVESTING ACTIVITIES
(Purchases) proceeds from sales of investments, net	(671)	(6,452)
Acquisition of businesses, net of cash acquired	(27,873)	(52,098)
Proceeds from sale of company-owned real estate	2,910	– –
Purchases of property, equipment and leasehold improvements	(7,090)	(9,015)
Net cash used in investing activities	(32,724)	(67,565)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(4,755)	(4,214)
Repurchase of common stock	(687)	(280)
Proceeds from employee stock plans	6,155	13,319
Income tax benefits from stock options exercises	1,825	– –
Net cash provided by financing activities	2,538	8,825

Effect of exchange rate changes on cash and cash equivalents	232	(729)

Net increase (decrease) in cash and cash equivalents	13,491	(41,186)

Cash and cash equivalents at beginning of period	59,457	78,580
Cash and cash equivalents at end of period	$72,948	$37,394
	======	======

Reconciliation of GAAP and non-GAAP Financial Measures
Our financial statements for prior periods have not been restated for the effect of FAS 123(R). FactSet’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our financial results and investors benefit from referring to these non-GAAP financial measures in assessing FactSet’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures may also facilitate comparisons to FactSet’s historical performance and to our competitors’ operating results.

I. Consolidated Statements of Income
	Three Months Ended
	February 28,
(In thousands, except per share data)	2006	2005	Change

GAAP Income from operations	$29,644	$27,032	9.7%
FAS 123(R) (a)	1,875	– –
UK real estate consolidation (b)	348	– –
Non-GAAP Income from operations	$31,867	$27,032	17.9%

GAAP Net income	$19,242	$17,170	12.1%
FAS 123(R), net of tax (a)	1,372	– –
UK real estate consolidation, net of tax (b)	244	– –
Non-GAAP Net income	$20,858	$17,170	21.5%

GAAP Diluted weighted average common shares	50,767	50,397	0.7%
FAS 123(R) (c)	555	– –
Non-GAAP Diluted weighted average common shares	51,322	50,397	1.8%
Non-GAAP Diluted earnings per common share	$0.41	$0.34	20.6%

(a)    To add-back stock-based compensation charges, net of tax when indicated
(b)    To add-back incremental expenses due to a significant short-term increase in occupancy costs from a redundancy of leased office space in London, net of tax when indicated
(c)    To add-back common shares outstanding for the period. Under the treasury stock method, the after-tax charge for stock-based compensation related to unvested options is included in the proceeds utilized for the calculation of assumed shares repurchased.

	Six Months Ended
	February 28,
(In thousands, except per share data)	2006	2005	Change

GAAP Income from operations	$57,047	$52,877	7.9%
FAS 123(R) (d)	4,413	– –
UK real estate consolidation (e)	348	– –
Non-GAAP Income from operations	$61,808	$52,877	16.9%

GAAP Net income	$38,437	$33,567	14.5%
FAS 123(R), net of tax (d)	3,147	– –
UK real estate consolidation, net of tax (e)	244	– –
Gain from sale of company-owned real estate, net of tax (g)	(939)	– –
Tax benefit from closure of previously filed tax returns (h)	(755)	– –
Non-GAAP Net income	$40,134	$33,567	19.6%

GAAP Diluted weighted average common shares	50,308	50,213	0.2%
FAS 123(R) (f)	571	– –
Non-GAAP Diluted weighted average common shares	50,879	50,213	1.3%
Non-GAAP Diluted earnings per common share	$0.79	$0.67	17.9%

(d)    To add-back stock-based compensation charges, net of tax when indicated
(e)    To add-back incremental expenses due to a significant short-term increase in occupancy costs from a redundancy of leased office space in London, net of tax when indicated
(f)    To add-back common shares outstanding for the period. Under the treasury stock method, the after-tax charge for stock-based compensation related to unvested options is included in the proceeds utilized for the calculation of assumed shares repurchased.
(g)    To eliminate after-tax gain on sale of company-owned real estate
(h)    To add-back tax benefit from the closure of previously filed tax returns

II. Consolidated Statements of Cash Flows

	Three Months Ended			Six Months Ended
	February 28,			February 28,
(In thousands)	2006	2005	$ Change	2006	2005	$ Change
GAAP Net Cash provided by operations	$31,389	$6,011	$25,378	$43,445	$18,283	$25,162
Income tax benefits from stock option exercises (i)	– –	(1,079)		– –	(5,192)
Non-GAAP Net Cash provided by operations	31,389	4,932		43,445	13,091
Capital expenditures	(5,673)	(5,058)		(7,090)	(9,015)
Free cash flow	$25,716	( $126)	$25,842	$36,355	$4,076	$32,279

(i)    To eliminate income tax benefits from stock option exercises in the first three and six months of fiscal 2005. Commencing in fiscal 2006, income tax benefits from stock option exercises are reported in cash flows from financing activities in accordance with FAS 123(R). Previously, income tax benefits from stock option exercises were included in cash flows provided by operations. There is no impact on the net change in cash during each respective period.